Exhibit 23.2

WILLIAMSON PETROLEUM CONSULTANTS, INC.

TEXAS REGISTERED ENGINEERING FIRM F-81

303 VETERANS AIRPARK LANE, SUITE 1100

MIDLAND, TEXAS 79705

PHONE: 432-685-6100

FAX: 432-685-3909

E-Mail: WPC@WPC-INC.com

CONSENT OF INDEPENDENT ENGINEERS

As oil and gas consultants, William Petroleum Consultants, Inc. hereby consents to the incorporation by reference in the Registration Statement (File No. 333-            ) on Form S-3 of RAM Energy Resources, Inc. to be filed with the Securities and Exchange Commission on or about January 14, 2010 (the “Registration Statement”), of information from our report for RAM Energy Resources, Inc. effective December 31, 2008 entitled, “Evaluation of Oil and Gas Reserves to the Interests of RAM Energy Resources, Inc. in Certain Properties Effective December 31, 2008 for Disclosure to the Securities and Exchange Commission Williamson Project 8.9313” dated February 17, 2009 and data extracted therefrom (and all references to our Firm) included in or made a part of the Form 10-K/A Annual Report of RAM Energy Resources, Inc., as incorporated by reference into the Registration Statement.

/s/ Williamson Petroleum Consultants, Inc.
WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas

January 14, 2010